Exhibit 21

Energizer Holdings, Inc. (MO)
List of Subsidiaries

	Subsidiary Name	Jurisdictions of Incorporation	Percentage of Control
	Energizer Argentina S.A.	Argentina	100%
	Energizer Australia Pty. Ltd.	Australia	100%
	American Safety Razor Australia PTY Limited	Australia	100%
	Energizer Group Austria Handels GmbH	Austria	100%
	Energizer Sales Ltd.	Barbados	100%
	Personna International Limited	Barbados	100%
	Energizer Group Belgium N.V.	Belgium	100%
	Energizer Insurance Company Ltd.	Bermuda	100%
	Energizer Group do Brasil Imp.Exp.Com.Ltd.	Brazil	100%
*	Energizer do Brasil Ltda.	Brazil	100%
	American Safety Razor do Brasil, Ltda.	Brazil	100%
	EPC do Brasil Comercio, Importacao e Exportacao Ltda.	Brazil	100%
	ASR Exportacao, Importacao, Comercio e Industria De Produtos de Barbear Ltda.	Brazil	100%
	Smile-Tote, Inc.	California	100%
	Energizer Canada Inc.	Canada	100%
	Energizer Cayman Islands Limited	Cayman Islands	100%
	Schick Cayman Islands Limited	Cayman Islands	100%
	Eveready de Chile S.A.	Chile	100%
	Energizer (China) Co., Ltd.	China	100%
	Schick (Guangzhou) Company Ltd.	China	100%
	SONCO Products (Shenzhen) Limited	China	100%
	Eveready de Colombia, S.A.	Colombia	100%
+	ECOBAT s.r.o.	Czech Republic	16.66%
	Energizer Czech spol.sr.o.	Czech Republic	100%
	Personna International CZ s.r.o.	Czech Republic	100%
	Energizer Asia Pacific, Inc.	Delaware	100%
	EBC Batteries, Inc.	Delaware	100%
	Energizer ASR, LLC	Delaware	100%
	Energizer Battery, Inc.	Delaware	100%
	Energizer International, Inc.	Delaware	100%
	Energizer Middle East and Africa Limited	Delaware	100%
	Energizer (South Africa) Ltd.	Delaware	100%
	Eveready Battery Company, Inc.	Delaware	100%
	Energizer Battery Manufacturing, Inc.	Delaware	100%
	Energizer Personal Care, LLC	Delaware	100%
	Energizer Receivables Funding Corporation	Delaware	100%
	Energizer Group, Inc.	Delaware	100%
	Energizer-Schick Taiwan Ltd.	Delaware	100%
	Playtex Products, LLC	Delaware	100%
	Playtex Manufacturing, Inc.	Delaware	100%
	Playtex Investment Corp.	Delaware	100%
	Playtex Marketing Corp.	Delaware	50%
	Schick Manufacturing, Inc.	Delaware	100%

	Sun Pharmaceuticals, LLC	Delaware	100%
	Tanning Research Laboratories, LLC	Delaware	100%
	TH Marketing Corp.	Delaware	100%
	Energizer Group Dominican Republic S.A	Dominican Republic	100%
	Eveready Ecuador C.A.	Ecuador	100%
	Energizer Egypt S.A.E.	Egypt	70.02%
	Schick Egypt LLC	Egypt	100%
	Hawaiian Tropic Europe, Inc.	Florida	100%
+	COREPILE S.A.	France	20%
	Energizer Group France SAS	France	100%
	Energizer Deutschland G.m.b.H. & Co. KG	Germany	100% Partnership
	Energizer Finanzierungs GbR	Germany	100% Partnership
	Energizer Management Holding Verwaltungs GmbH	Germany	100%
	Wilkinson Sword GmbH	Germany	100%
+	AFIS, S.A.	Greece	40%
	Energizer Hellas A.E.	Greece	100%
	Energizer Hong Kong Limited	Hong Kong	100%
	Eveready Hong Kong Company	Hong Kong	100%Partnership
	Schick Asia Limited	Hong Kong	100%
	Sonca Products Limited	Hong Kong	100%
	Energizer Hungary Trading Ltd.	Hungary	100%
+	RE'LEM Public Benefit Company	Hungary	33.3%
*	EBC (India) Company Private Limited	India	100%
*	Energizer India Private Limited	India	100%
	PT Energizer Indonesia	Indonesia	100%
	Energizer Ireland Limited	Ireland	100%
	Personna International Israel Ltd.	Israel	100%
	Energizer Group Italia S.p.A.	Italy	100%
	Schick Japan K.K.	Japan	100%
	Eveready East Africa Limited	Kenya	10.51% (Public)
	Energizer Korea Ltd.	Korea	100%
	Energizer Malaysia SDN.BHD.	Malaysia	80%
	Eveready de Mexico S.A. de C.V.	Mexico	100%
	Personna International de Mexico, S.A. de C.V.	Mexico	100%
	Energizer Group Holland B.V.	Netherlands	100%
	Tropria Holding B.V.	Netherlands	100%
	Energizer NZ Limited	New Zealand	100%
	Carewell Industries, Inc.	New York	100%
	Energizer Group Panama, Inc.	Panama	100%
	Schick & Energizer Peru S.A.	Peru	100%
	Energizer Philippines, Inc.	Philippines	100%
	Energizer Group Polska Sp. zo.o	Poland	100%
+	REBA Organizacja Odzysku S.A.	Poland	25%
+	ECOPILHAS LDA.	Portugal	16.66%
	Energizer Group Portugal Unipessoal, Lda.	Portugal	100%
	Energizer Puerto Rico, Inc.	Puerto Rico	100%
	Energizer LLC	Russia	100%
	Energizer Singapore Pte. Ltd.	Singapore	100%
	Energizer Slovakia, Spol. Sr.o.	Slovak Republic	100%
	Energizer Group España S.A.	Spain	100%

Energizer Lanka Limited	Sri Lanka	84.1% (Public)
Energizer Group Sweden AB	Sweden	100%
Energizer SA	Switzerland	100%
Energizer (Thailand) Limited	Thailand	100%
Berec Overseas Investments Limited	United Kingdom	100%
Energizer Trading Limited	United Kingdom	100%
Energizer Holdings UK Co. Limited	United Kingdom	100%
Energizer Investments UK Limited	United Kingdom	100%
Energizer Group Limited	United Kingdom	100%
Energizer Trust Limited	United Kingdom	100%
Ever Ready Limited	United Kingdom	100%
Wilkinson Sword Limited	United Kingdom	100%
Personna International UK Limited	United Kingdom	100%
Eveready de Venezuela, C.A.	Venezuela	100%
Energizer Group Venezuela C.A.	Venezuela	100%
Distribuidora Schick & Eveready, C.A.	Venezuela	100%
Importadora Energizer, C.A.	Venezuela	100%
Importadora Eveready, C.A.	Venezuela	100%
Importadora Schick, C.A.	Venezuela	100%
Schick de Venezuela, C.A.	Venezuela	100%
Schick Materia Prima, C.A.	Venezuela	100%

* In liquidation/in process of dissolution/closing/merger
+ Non-profit corporation